UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the
Securities Exchange Act of 1934

April 8, 2004

Date of Report
(Date of earliest event reported)

T. Rowe Price Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-32191	52-2264646

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202

(Address including Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 345-2000

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K.

99	Press Release issued April 8, 2004

Item 12. Results of Operations and Financial Condition.

     On April 8, 2004, T. Rowe Price Group, Inc. issued a press release reporting estimates of certain preliminary first quarter 2004 results and prepared remarks from the 2004 annual meeting of its stockholders. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 8, 2004.

T. Rowe Price Group, Inc.

By:	/s/	Kenneth V. Moreland Vice President and Chief Financial Officer